As Filed with the Securities and Exchange Commission on     , 2007
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIDWEST BANC HOLDINGS, INC	Delaware	36-3252484
MIDWEST CAPITAL TRUST VIII	Delaware	26-6097994
(Exact name of registrant as	(State or other jurisdiction of	(I.R.S. Employer
specified in its charter)	incorporation or organization)	Identification No.)

501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053
(Address, including zip code, and telephone number,
including area code, of co-registrants’ principal executive offices)

Daniel R. Kadolph
Executive Vice President and Chief Financial Officer
Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053
(Name, address, including zip code, and telephone number,
including area code, of agent for service of each registrant)

Copy to:

Timothy M. Sullivan, Esq.
Hinshaw & Culbertson LLP
222 North LaSalle Street
Suite 300
Chicago, Illinois 60601-1081
(312) 704-3000

Approximate date of commencement of proposed sale to the public:  from time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount of
Title of Each Class of	Proposed Maximum	Registration
Securities to be Registered	Aggregate Offering Price(1)	Fee(2)
Debt Securities(3)	—	—
Preferred Stock(3)	—	—
Depositary Shares(3)	—	—
Common Stock(3)	—	—
Warrants(4)	—	—
Purchase Contracts(5)	—	—
Units(6)	—	—
Junior Subordinated Debt Securities of Midwest Banc Holdings(3)(7)	—	—
Capital Securities of the Trust(7)	—	—
Guarantees of Capital Securities of the Trust(7)	—	—
TOTAL	$150,000,000	$4,605

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $150,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act.

(3)	Such indeterminate principal amount of debt securities, preferred stock or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder. In the event registrant elects to offer to the public fractional interests in its shares of preferred stock registered hereunder, depositary shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.

(4)	Warrants may be sold separately or together with debt securities, preferred stock, common stock, depositary shares or trust preferred securities of Midwest Capital Trust VIII. Includes an indeterminate number of debt securities, shares of preferred stock, shares of common stock, depositary shares or trust preferred securities of Midwest Capital Trust VIII to be issuable upon the exercise of warrants for such securities.

(5)	Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of shares of common stock, preferred stock, debt securities, depository shares or trust preferred securities of Midwest Capital Trust VIII at a future date or dates.

(6)	Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.

(7)	Such indeterminate amount of trust preferred securities issued by Midwest Capital Trust VIII and guarantees issued by Midwest Banc Holdings, Inc. as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder. In the event registrant elects to offer to the public fractional interests in its shares of trust preferred securities registered hereunder, depository shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of trust preferred securities will be issued to the depository under any such agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

•	common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units of Midwest Banc Holdings, Inc.; and

•	preferred securities of Midwest Capital Trust VII, junior subordinated debt securities of Midwest Banc Holdings, Inc., and guarantees by Midwest Banc Holdings, Inc. of the preferred securities of Midwest Capital Trust VII.

Each offering of securities made under this registration statement will be made pursuant to one of these two prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED          , 2007

Prospectus

$150,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We may offer from time to time debt securities (which may be senior or subordinated debt securities), preferred stock, depositary shares, common stock, warrants, purchase contracts or units. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities.

The aggregate initial offering price of all securities we sell under this prospectus will not exceed $150,000,000.

The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities.

Midwest’s common stock is traded on the Nasdaq Global Market under the symbol “MBHI.”

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” beginning on page 3 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or instrumentality.

This prospectus is dated          , 2007.

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ABOUT THIS PROSPECTUS

In this prospectus, we use the terms “we,” “us” and “our” to refer to Midwest Banc Holdings, Inc. and its subsidiaries. We also use the term “Midwest” to refer to Midwest Banc Holdings, Inc. and its subsidiaries.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $150,000,000, in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities is permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Midwest. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the

Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available on our web site at http://www.midwestbanc.com, and at the office of the Nasdaq Global Market. Except for those SEC filings, none of the other information on our web site is part of this prospectus. For further information on obtaining copies of our public filings at the Nasdaq Global Market, you should call (212) 656-5060 or visit the Nasdaq Global Market website http://www.nasdaq.com.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K listed below):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2007.

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2007, on February 1, 2007, February 27, 2007, March 5, 2007, March 23, 2007, April 6, 2007, April 26, 2007, May 3, 2007 July 2, 2007, July 25, 2007, July 31, 2007, September 7, 2007, September 14, 2007, September 26, 2007, October 1, 2007, October 5, 2007 and October 25, 2007.

•	the description of our common stock contained in our Registration Statement on Form S-1 dated December 19, 1997.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered by this prospectus are sold; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated). Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Daniel R. Kadolph
Executive Vice President and Chief Financial Officer
Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053

These incorporated documents may also be available on our web site at www.midwestbanc.com. Except for incorporated documents, information contained on our web site is not a prospectus and does not constitute part of this prospectus.

FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus, any prospectus supplement, and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements may include, among other things, statements relating to our projected growth, anticipated improvements in financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on our results of operations and financial condition from expected developments or events, our business and growth strategies, including anticipated internal growth, plans to open new branch offices, and to pursue additional potential development or acquisition of banks or fee-related business.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statement, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information about Midwest and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $150,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock, $.01 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock, $.01 par value per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

The senior and subordinated debt securities will be issued under two separate indentures between us and a banking institution as trustee. We have summarized the general features of the indentures under the heading “Description of Debt Securities.” We encourage you to read the indentures, forms of which are included as an exhibit to our registration statement.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

MIDWEST BANC HOLDINGS, INC.

About Midwest

We are a community-based bank holding company headquartered in Melrose Park, Illinois. Through our wholly owned subsidiaries, we provide a wide range of services, including traditional banking services, personal and corporate trust services, residential mortgage services, insurance brokerage and retail securities brokerage services. Our principal operating subsidiary is Midwest Bank and Trust Company, or the Bank, an Illinois state bank that operates 29 banking centers in the Chicago metropolitan area. We operate in one business segment, community banking, providing a full range of services to individual and corporate customers.

Midwest Financial and Investment Services, Inc., one of our subsidiaries, is a NASD registered broker/dealer and Midwest Bank Insurance Services, L.L.C., a subsidiary of the Bank, acts as an insurance agency for individuals and corporations.

We focus on establishing and maintaining long-term relationships with customers and are committed to serving the financial services needs of the communities we serve. In particular, we have emphasized in the past and intend to continue to emphasize our relationships with individual customers and small-to-medium-sized businesses. We actively evaluate the credit needs of our markets, including low- and moderate-income areas, and offer products that are responsive to the needs of our customer base. The markets we serve provide a mix of real estate, commercial and industrial, and consumer lending opportunities, as well as a stable core deposit base. We have expanded our trust administration and trust services activities along with broker/dealer activities.

Recent Developments

On October 1, 2007, we completed our acquisition of Northwest Suburban Bancorp, Inc. and Mount Prospect National Bank, Northwest Suburban’s bank subsidiary, was merged into the Bank, creating a 29-office bank with approximately $3.6 billion in assets. The overall mix of consideration paid for all outstanding shares of Northwest Suburban common stock was fixed so that 55% of the Northwest Suburban common stock was converted into cash and 45% of the Northwest Suburban common stock was converted into 3.8 million shares of our common stock. The total deal value was $135.4 million.

John Eilering, Chairman and CEO of Northwest Suburban, has become Area President — Northwest of the Bank and Stephen Markovits, President of Northwest Suburban, has become an Executive Vice President of the Bank. Dennis O’Hara, CPA, a partner in the accounting firm, Clifton Gunderson, LLP, and a director of Northwest Suburban, has joined the boards of both Midwest and the Bank. Each key revenue producer from Northwest Suburban has been retained.

On July 1, 2006, we acquired Royal American Corporation, a bank holding company, in a cash and stock merger transaction. At the time of the acquisition, Royal American had total assets of $561.2 million. Our stock comprised approximately 50% of the purchase price, at an exchange ratio of 3.58429 shares of our common stock for each Royal American common share, and the remainder was paid in cash at the rate of $80 for each share of Royal American common shares. We issued 2.9 million common shares, paid $64.6 million in cash, and paid $795,000 in costs that were capitalized for a total purchase price of $129.2 million.

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The acquisition of Royal American diversified our deposit and lending mix as well as sources of noninterest income. Mr. J. J. Fritz, Chairman and Chief Executive Officer of Royal American, along with Mr. Thomas A. Rosenquist, joined the Boards of Directors of both Midwest and the Bank. In addition, Mr. Fritz now serves as an Executive Vice President of Midwest and President and Chief Operating Officer of the Bank. The executive management team of the Bank was expanded with the additions of other Royal American executives. Each key revenue producer from Royal American has been retained.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	possible acquisitions;

•	reducing or refinancing existing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	stock repurchases; and

•	other purposes as described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods presented:

	For the
	Nine Months Ended		For the Years Ended
	September 30,		December 31,	December 31,	December 31,	December 31,	December 31,
	2007	2006	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges:(1)
Including deposit interest	121%	130%	122%	83%	99%	161%	137%
Excluding deposit interest	395%	408%	382%	242%	287%	413%	375%

For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of:

•	income before income taxes and losses from unconsolidated investees; and

•	fixed charges.

For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of:

•	interest cost, including interest on deposits; and

•	that portion of rent expense estimated to be representative of the interest factor.

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(1)	Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges.

REGULATORY CONSIDERATIONS

We are extensively regulated under both federal and state law. We are a bank holding company under the Bank Holding Company Act of 1956. As such, the Federal Reserve Board regulates, supervises and examines us. Our banking subsidiary has deposit insurance provided by the Federal Deposit Insurance Corporation through the Bank Insurance Fund. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiary within certain limits, the Illinois Department of Financial and Professional Regulation and the Federal Reserve Board, which regulate us and our bank subsidiaries, and the SEC.

Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

Depository institutions, like our bank subsidiary, are also affected by various federal and state laws, including those relating to consumer protection and similar matters. We also have other subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Our non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they do business.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our capital structure consists of 64 million authorized shares of common stock, $.01 par value per share, and one million shares of undesignated preferred stock, $.01 par value per share. As of October 31, 2007, 28.2 million shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Our common stock is traded on the Nasdaq Global Market under the symbol “MBHI.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.

DESCRIPTION OF COMMON STOCK

General

The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our amended and restated certificate of incorporation, or the certificate, and our amended and restated by-laws, or the by-laws, as well as the Delaware General Corporation Law, or the DGCL. Our certificate and by-laws are, and any amendments to them will be, incorporated by reference in our SEC registration statement.

The transfer agent and registrar for our common stock is Computershare Investors Services, L.L.C., 2 North LaSalle Street, Chicago, Illinois 60602.

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Dividends

The holders of common stock will be entitled to receive and share equally in such dividends, if any, declared by the board of directors out of funds legally available therefor. We may pay dividends if, as and when declared by our board of directors. The payment of dividends by Midwest is subject to limitations imposed by the DGCL and the Federal Reserve Board. If we issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights

The holders of common stock possess voting rights in Midwest. They elect Midwest’s board of directors and act on such other matters as are required to be presented to them under Delaware law or our certificate or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If Midwest issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 85% shareholder vote. See “Certain Anti-takeover Effects of Our Certificate and By-Laws and Delaware Law” below.

Liquidation; Dissolution

In the event of any liquidation, dissolution or winding up of Midwest, so long as it has not issued preferred stock, the holders of Midwest common stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of Midwest (including the payment of all fees, taxes and other expenses incidental thereto), the remaining assets of Midwest available for distribution. If shares of Midwest preferred stock are issued, the holders of such shares of preferred stock may also have priority over the holders of Midwest common stock in the event of liquidation or dissolution.

Preemptive Rights; Redemption

Holders of Midwest’s common stock are not entitled to preemptive rights with respect to any shares that may be issued in the future. The common stock is not subject to mandatory redemption by Midwest.

Certain Anti-takeover Effects of Our Certificate and By-laws and Delaware Law

Certain provisions of our certificate, by-laws and the DGCL, may have the effect of impeding the acquisition of control of Midwest by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by Midwest’s board of directors.

These provisions may have the effect of discouraging a future takeover attempt which is not approved by Midwest’s board of directors but which individual Midwest shareholders may deem to be in their best interests or in which Midwest shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Midwest’s current board of directors or management more difficult.

These provisions of our certificate and by-laws include the following:

•	Midwest’s board of directors may issue additional authorized shares of Midwest’s capital stock to deter future attempts to gain control of Midwest, and the board has the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions.

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•	Our certificate does not provide for cumulative voting for any purpose, and our certificate and by-laws also provide that any action required or permitted to be taken by our shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting.

•	Our by-laws also provide that special meetings of the shareholders may only be called by the Chairman or President of Midwest or at the request of a majority of the board of directors.

•	The presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote at a meeting on every matter that is to be voted on constitutes a quorum under our by-laws.

•	Our by-laws provide that, unless otherwise provided in the resolution electing a person as director, each person, in order to be eligible to serve as a director, must own, of record or beneficially, at least 3,000 shares of Midwest common stock which shares must be acquired within three years of an individual’s election to serve as a director.

•	Under the DGCL, members of a board of directors may be removed with or without cause unless the certificate of incorporation provides otherwise. Our certificate does not provide for removal of directors without cause. Our by-laws provide that a vacancy occurring on the board of directors, including a vacancy created by an increase in the number of the directors, shall be filled by a majority of the directors then in office.

•	The certificate of Midwest provides that the affirmative vote of the holders of at least 66 2/3% of the voting stock, voting together as a single class, is required to amend provisions of the certificate prohibiting shareholder action without a meeting or specifying the vote required to amend such provision. Our by-laws may be amended by the board of directors. Our by-laws may also be amended by the holders of voting shares constituting a majority of the shares voting on the amendment. However, by-law provisions relating to the calling of special meetings of shareholders, shareholder action without a meeting, the classified board of directors, filling of board vacancies or the amendment of our by-laws by shareholders, must be approved by the holders of at least 66 2/3% of the voting stock, voting together as a single class.

•	Under our by-laws, the only business which may be conducted at an annual meeting of shareholders is that business brought before the meeting by the board of directors or by any stockholder who is entitled to vote and who complied with the notice procedures set forth in our by-laws. For business to be brought before an annual meeting by a shareholder, the shareholder must be a shareholder of record and must have given timely notice in writing to the President of Midwest. To be timely, a shareholder’s notice must be delivered or mailed to and received at the offices of the President of Midwest not less than 120 days prior to the date of the meeting; provided, however, that, in the event that less than 130 days notice or prior public disclosure of the meeting date is given or made to shareholders, such notice by the shareholder to be timely must be so delivered not later than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting.

A shareholder’s notice to the President must set forth as to each matter the shareholder proposes to bring before the annual meeting:

1. a brief description of the matter the shareholder desires to present,

2. the name and record address of the shareholder who proposed such matter,

3. the class and number of shares of Midwest’s capital stock that are beneficially owned by the shareholder, and

4. any material interest of such shareholder in such business.

Our by-laws provide that nominations for election to the Midwest board of directors may be made only by the board of directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in our by-laws described above.

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In addition to the information described above, the shareholder’s notice must set forth, as to each person the shareholder proposes to nominate for election or re-election as a director, his or her name and qualifications, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

•	The DGCL prohibits Midwest from engaging in a business combination (as defined by the DGCL) with an interested shareholder (a person who owns, directly or indirectly, 15% or more of Midwest’s voting stock) for a three year period from the date, or the acquisition date, the person became an interested shareholder unless: (a) prior to the acquisition date, the Midwest board approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (b) upon consummation of the transaction in which the shareholder becomes an interested shareholder, the shareholder owns at least 85% of Midwest’s voting stock (that is, a non-interested shareholder must acquire at least 85% of the voting stock in one transaction), excluding stock held by officers and directors and employee stock plans in which participants do not have the right to determine confidentially whether shares held by the plan will be tendered in an exchange offer or a tender offer; or (c) on or after the acquisition date, the business combination is approved: (i) by the Midwest board, and (ii) by the Midwest shareholders, at a meeting duly called, provided that shareholders owning at least two-thirds of the Midwest voting stock approve the business combination. When determining whether the two-thirds vote requirement has been satisfied, voting stock held by the interested stockholder is not included.

•	The Change in Bank Control Act generally prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition.

The provisions described above are intended to reduce Midwest’s vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its board of directors.

DESCRIPTION OF PREFERRED STOCK

General

As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors may (or may direct a board committee to) authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective series of preferred stock authorized by the board of directors (or a committee established by the board of directors) will be described in the applicable prospectus supplement. The terms of particular series of preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•	dividend periods, or the method of calculating the dividend periods;

•	redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

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•	voting rights;

•	preferences and rights upon liquidation or winding up;

•	whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

•	for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur;

•	whether depositary shares representing the preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock;

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock; and

•	on parity with each other series of preferred stock and all other classes of our capital stock.

Dividends

If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of preferred stock, when and as declared by the board of directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The board of directors or the committee will fix a record date for the payment of dividends. We will pay dividends on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Midwest ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):

•	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

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•	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of Midwest or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Redemption

The prospectus supplement will indicate whether, and on what terms, shares of any series of preferred stock will be subject to mandatory redemption or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Midwest, the holders of shares of preferred stock will be entitled to receive, out of the assets of Midwest available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:

•	any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

•	our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Midwest with or into another corporation nor a merger of another corporation with or into Midwest nor a sale or transfer of all or part of Midwest’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Midwest.

If, upon any liquidation, dissolution or winding up of Midwest, assets of Midwest then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Midwest.

Voting Rights

Unless otherwise determined by our board of directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

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So long as any shares of the preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding preferred stock as to dividends or upon liquidation or dissolution; or

•	amend, alter or repeal the provisions of our certificate or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding preferred stock or its holders.

Agents and Registrar for Preferred Stock

The transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Computershare Investors Services, L.L.C., 2 North LaSalle Street, Chicago, Illinois 60602.

Depositary Shares

We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.

The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed as exhibits to the registration statement. Each investor should refer to the detailed provisions of those documents.

General.  The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among Midwest, a bank or trust company we select, with its principal executive office in the United States and a combined capital and surplus of at least $50,000,000, as depository, which we refer to as the preferred stock depository, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock. Immediately following the issuance of shares of a series of preferred stock, we will deposit those shares with the preferred stock depository, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions.  The preferred stock depository will distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

If we make a distribution other than in cash, the preferred stock depository will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depository determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the preferred stock depository may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Midwest or the preferred stock depository on account of taxes or other governmental charges.

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Conversion and Exchange.  If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Voting the Preferred Stock.  Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depository will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights. The preferred stock depository will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depository in order to enable the preferred stock depository to do so. The preferred stock depository will abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares.  Depositary shares will be redeemed from any proceeds received by the preferred stock depository resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the preferred stock depository, the preferred stock depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the preferred stock depository.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depository of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depository for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement.  We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depository. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with any liquidation, dissolution or winding up of Midwest and that distribution has been made to the holders of depositary shares or all of the depository shares have been redeemed.

Charges of Preferred Stock Depository.  We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the preferred stock depository in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Corporate Trust Office of Preferred Stock Depository.  The preferred stock depository’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depository will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depository will act as redemption agent for the corresponding depositary receipts.

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Resignation and Removal of Preferred Stock Depository.  The preferred stock depository may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depository. Any resignation or removal will take effect upon the appointment of a successor preferred stock depository. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders.  We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depository, and it will forward those reports and communications to the holders of depositary shares.

Limitation on Liability.  Neither we nor the preferred stock depository will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit argument. Our obligations and those of the depository will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depository, negligence or willful misconduct. We and the depository may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Inspection by Holders.  Upon request, the preferred stock depository will provide for inspection to the holders of depositary shares the transfer books of the depository and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depository that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF DEBT SECURITIES

Debt may be Senior or Subordinated

We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. Our debt securities will be issued under two indentures, one for senior debt securities and one for subordinated debt securities a copy of each of which is included as an exhibit to the registration statement.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the indenture, including the applicable supplement thereto, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities.

Payments

We may issue debt securities from time to time in one or more series. The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial

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discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	the depository for global certificated securities, if any; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without

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charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Global Securities.”

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture.

Under the subordinated indenture, “senior indebtedness” means all obligations of ours in respect of any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on indebtedness of ours for borrowed money;

•	all obligations guaranteed by us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	all obligations guaranteed by us evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered senior indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

•	all obligations of ours as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all obligations of ours for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of ours in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

•	any amendments, renewals, extensions, modifications and refundings of any of the above.

Senior indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by us in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•	any indebtedness of ours to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of ours in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

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Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Except as otherwise stated in the applicable prospectus supplement, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default and that declaration has not been rescinded and annulled as provided under the applicable supplemental indenture.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions.

Negative Pledge.  The supplemental indenture relating to any senior debt securities will provide that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, except for liens specifically permitted by the indenture, on:

•	voting securities of Midwest or any subsidiary succeeding to any substantial part of the business now conducted by Midwest or any such subsidiary, which we refer to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries,

without making effective provisions so that the senior debt securities issued under the indenture will be secured equally and ratably with indebtedness so secured.

Merger, Consolidation, Sale, Lease or Conveyance.  The indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

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•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us.

Absence of Protections Against All Potential Actions of Midwest.  There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Midwest or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Midwest or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

Unless otherwise specified in the prospectus supplement, an event of default is defined under the indenture, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•	default for 90 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the related indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	specified events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued.

Acceleration of Debt Securities upon an Event of Default.  Unless otherwise specified in the prospectus supplement:

•	if an event of default due to the default in payment of principal of, or any premium or interest on, any series of senior debt securities (or subordinated debt securities if so provided in the prospectus supplement) issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of Midwest applicable to the senior debt securities (or subordinated debt securities if so provided) of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, by notice in writing to Midwest and to the trustee, if given by securities holders, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

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•	if an event of default due to specified events of bankruptcy, insolvency or reorganization of Midwest, occurs and is continuing, all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

Annulment of Acceleration and Waiver of Defaults.  In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal or interest on the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf.  The indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities, voting as one class, may, with respect to debt securities of that class, direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder.  The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Annual Certification.  The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

Discharge of Indenture.  If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•	irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture, then the indenture shall cease to be of further effect, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that

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the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

Any additional conditions to the discharge of our obligations with respect to a series of debt securities will be described in the applicable prospectus supplement.

Defeasance of a Series of Securities at Any Time.  We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things: we irrevocably deposit with the applicable trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

Any additional conditions to exercise this option with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

Modification Without Consent of Holders.  We and the applicable trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee;

•	add additional events of default or additional covenants;

•	establish additional series; or

•	make any change that does not adversely affect in any material respect the interests of the holders of any series.

Modification with Consent of Holders.  We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change certain provisions relating to a waiver of default;

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•	change the currency in which the principal, any amount of original issue discount, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Midwest or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture.

Modification of Subordination Provisions.  We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

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DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” “Description of Preferred Stock” and “Description of Common Stock” will apply to each unit and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, or shares of preferred stock or common stock. Warrants may be issued independently or together with any debt securities, shares of preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of preferred stock or common stock. The warrants are to be issued under warrant agreements to be entered into between Midwest and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Midwest in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

This section is a summary of the material terms of the warrant agreement; it does not describe every aspect of the warrants. We urge you to read the form of warrant agreement attached as an exhibit to the registration statement because it, and not this description, will define your rights as a warrant holder.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each such debt security or share of preferred stock or common stock;

•	if applicable, the date on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Midwest, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock or common stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of preferred stock or common stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

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In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Midwest as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of Midwest or any other matter, or to exercise any rights whatsoever as stockholders of Midwest.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities other than common stock in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depositary or any successors of the depository or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form.

These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the

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depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants, units, or preferred stock, represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Midwest, the trustees, the warrant agents, the unit agents or any other agent of Midwest, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

BOOK-ENTRY ISSUANCE

General

The Depository Trust Company, DTC, may act as securities depository for all of the debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. The debt securities may be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial

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Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation, DTCC. DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.

The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

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Distribution of Funds

The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositaries and Termination of Book-Entry System

DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depositary is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.

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Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Direct Sales

We may also sell shares directly to one or more purchasers without using underwriters or agents.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Marking

Any underwriters who are qualified market markers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Global Market. Any shares of common stock hereunder will be listed in the Nasdaq Global Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarking firm will be identified and terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Hinshaw & Culbertson LLP, Chicago, Illinois, our counsel, and for any underwriters and agents by counsel selected by such underwriters or agents.

EXPERTS

The consolidated financial statements for the years ended December 31, 2006 and 2005, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated in this prospectus by reference from Midwest’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2004, incorporated in this prospectus by reference from Midwest’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED          , 2007

Prospectus

$150,000,000

Junior Subordinated Debt Securities

MIDWEST CAPITAL TRUST VIII

Capital Securities

Fully and unconditionally guaranteed on a junior subordinated basis by Midwest Banc Holdings, Inc., as described in this prospectus

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

The aggregate initial offering price of all securities we sell under this prospectus will not exceed $150,000,000.

The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” beginning on page 5 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or instrumentality.

This prospectus is dated          , 2007.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we, along with the Midwest Capital Trust VIII filed with the Securities and Exchange Commission, or SEC using a “shelf” registration process. Under this shelf registration process, using this prospectus, together with a prospectus supplement, we may sell junior subordinated debt securities to the trust and the trust will:

•	sell capital securities (representing undivided beneficial interests in the trust) to the public; and

•	sell common securities to us.

As specified in the applicable prospectus supplement, the capital securities may be converted into shares of our common or preferred stock. These may be sold in one or more offerings.

Unless otherwise specified in the applicable prospectus supplement, the trust will use the proceeds from sales of capital securities to buy a series of our junior subordinated debt securities with terms that correspond to the terms of the capital securities.

We:

•	will pay principal and interest on our junior subordinated debt securities, subject to the payment of our more senior debt;

•	may choose to distribute our junior subordinated debt securities pro rata to the holders of the related capital securities and common securities if we dissolve the related capital trust; and

•	will fully and unconditionally guarantee payments and other distributions due on the capital securities of each trust, on a junior subordinated basis, to the extent such trust has funds available therefor from payments on the junior subordinated debt securities held by such trust, which, together with our junior subordinated debt securities, will constitute our unconditional guarantee of the capital securities.

This prospectus provides you with a general description of the junior subordinated debt securities, capital securities, and the guarantees. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

In this prospectus, we use the terms “we,” “us” and “our” to refer to Midwest Banc Holdings, Inc. and its subsidiaries. We also use the term “Midwest” to refer to Midwest Banc Holdings, Inc. and its subsidiaries.

Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities is permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Midwest. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available on our web site at http://www.midwestbanc.com, and at the office of the Nasdaq Global Market. Except for those SEC filings, none of the other information on our web site is part of this prospectus. For further information on obtaining copies of our public filings at the Nasdaq Global Market, you should call (212) 656-5060 or visit the Nasdaq Global Market web site http://www.nasdaq.com.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K listed below):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

•	our Quarterly Report on Form 10-Q filed for the quarters ended March 31, June 30, and September 30, 2007.

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2007, on February 1, 2007, February 27, 2007, March 5, 2007, March 23, 2007, April 6, 2007, April 26, 2007, May 3, 2007 July 2, 2007, July 25, 2007, July 31, 2007, September 7, 2007, September 14, 2007, September 26, 2007, October 1, 2007, October 5, 2007 and October 25, 2007.

•	the description of our common stock contained in our Registration Statement on Form S-1 dated December 19, 1997.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered by this prospectus are sold; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any

Current Report on Form 8-K (unless otherwise indicated). Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Daniel R. Kadolph
Executive Vice President and Chief Financial
Officer
Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053

These incorporated documents may also be available on our web site at www.midwestbanc.com. Except for incorporated documents, information contained on our web site is not a prospectus and does not constitute part of this prospectus.

The trust has no separate financial statements. The statements would not be material to the holders of the capital securities because the trust has no independent operations.

FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus, any prospectus supplement, and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. You should not rely on forward-looking statements in this prospectus, any prospectus, supplement or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements may include, among other things, statements relating to our projected growth, anticipated improvements in financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on our results of operations and financial condition from expected developments or events, our business and growth strategies, including anticipated internal growth, plans to open new branch offices, and to pursue additional potential development or acquisition of banks or fee-related business.

You should also consider carefully the statements under “Risk Factors” and other section of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statement, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial.

ABOUT MIDWEST BANC HOLDINGS, INC.

About Midwest

We are a community- based bank holding company headquartered in Melrose Park, Illinois. Through our wholly owned subsidiaries, we provide a wide range of services, including traditional banking services, personal and corporate trust services, residential mortgage services, insurance brokerage and retail securities brokerage services. Our principal operating subsidiary is Midwest Bank and Trust Company, or the Bank, an Illinois state bank that operates 29 banking centers in the Chicago metropolitan area. We operate in one business segment, community banking, providing a full range of services to individual and corporate customers.

Midwest Financial and Investment Services, Inc., one of our subsidiaries, is a NASD registered broker/dealer and Midwest Bank Insurance Services, L.L.C., a subsidiary of the Bank, acts as an insurance agency for individuals and corporations.

We focus on establishing and maintaining long-term relationships with customers and are committed to serving the financial services needs of the communities we serve. In particular, we have emphasized in the past and intend to continue to emphasize our relationships with individual customers and small-to-medium-sized businesses. We actively evaluate the credit needs of our markets, including low- and moderate-income areas, and offer products that are responsive to the needs of our customer base. The markets we serve provide a mix of real estate, commercial and industrial, and consumer lending opportunities, as well as a stable core deposit base. We have expanded our trust administration and trust services activities along with broker/dealer activities.

Recent Developments

On October 1, 2007, we completed the merger of Northwest Suburban Bancorp, Inc. and Mount Prospect National Bank, Northwest Suburban’s bank subsidiary, was merged into the Bank, creating a 29-office bank with approximately $3.6 billion in assets. The overall mix of consideration paid for all outstanding shares of Northwest Suburban common stock was fixed so that 55% of the Northwest Suburban common stock was converted into cash and 45% of the Northwest Suburban common stock was converted into 3.8 million shares of our common stock. The total deal value was $135.4 million.

John Eilering, Chairman and CEO of Northwest Suburban, has become Area President — Northwest of the Bank and Stephen Markovits, President of Northwest Suburban, has become an Executive Vice President of the Bank. Dennis O’Hara, CPA, a partner in the accounting firm, Clifton Gunderson, LLP, and a director of Northwest Suburban, has joined the boards of both Midwest and the Bank. Each key revenue producer from Northwest Suburban has been retained.

On July 1, 2006, we acquired Royal American Corporation, a bank holding company, in a cash and stock merger transaction. At the time of the acquisition, Royal American had total assets of $561.2 million. Our stock comprised approximately 50% of the purchase price, at an exchange ratio of 3.58429 shares of our common stock for each Royal American common share, and the remainder was paid in cash at the rate of $80 for each share of Royal American common shares. We issued 2.9 million common shares, paid $64.6 million in cash, and paid $795,000 in costs that were capitalized for a total purchase price of $129.2 million.

The acquisition of Royal American diversified our deposit and lending mix as well as sources of noninterest income. Mr. J. J. Fritz, Chairman and Chief Executive Officer of Royal American, along with Mr. Thomas A. Rosenquist, joined the Boards of Directors of both Midwest and the Bank. In addition, Mr. Fritz now serves as an Executive Vice President of Midwest and President and Chief Operating Officer of the Bank. The executive management team of the Bank was expanded with the additions of other Royal American executives. Each key revenue producer from Royal American has been retained.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	possible acquisitions;

•	reducing or refinancing existing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	stock repurchases; and

•	other purposes as described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods presented:

	For the
	Nine Months
	Ended
	September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges:(1)
Including deposit interest	121%	130%	122%	83%	99%	161%	137%
Excluding deposit interest	395%	408%	382%	242%	287%	413%	375%

For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of:

•	income before income taxes and losses from unconsolidated investees; and

•	fixed charges.

For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of:

•	interest cost, including interest on deposits; and

•	that portion of rent expense estimated to be representative of the interest factor.

(1)	Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges.

REGULATORY CONSIDERATIONS

We are extensively regulated under both federal and state law. We are a bank holding company under the Bank Holding Company Act of 1956. As such, the Federal Reserve Board regulates, supervises and examines us. Our banking subsidiary has deposit insurance provided by the Federal Deposit Insurance Corporation through the Bank Insurance Fund. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiary within certain limits, the Illinois Department of Financial and Professional Regulation and the Federal Reserve Board, which regulate us and our bank subsidiaries, and the SEC.

Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

Depository institutions, like our bank subsidiary, are also affected by various federal and state laws, including those relating to consumer protection and similar matters. We also have other subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Our non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they do business.

ABOUT THE TRUST

We have created a statutory trust under Delaware law under a trust agreement established for the trust. A trust is a fiduciary relationship where one person known as the trustee, holds some property for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, the trustee and we will enter into amended and restated trust agreement that will be essentially in the form filed as an exhibit to the registration statement, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.

The trust exists solely to:

•	issue and sell capital securities and common securities;

•	use the gross proceeds from the sale of the capital securities and common securities to purchase corresponding series of our junior subordinated debt securities;

•	maintain their status as grantor trusts for federal income tax purposes; and

•	engage in other activities that are necessary or incidental to these purposes.

We will purchase all of the common securities of the trust.

The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debt securities, then distributions on the common securities will be subordinate to the capital securities in priority of payment.

For the trust, as the direct or indirect holder of the common securities, we will appoint five trustees. One of the trustees will be a U.S. banking institution serving as the property trustee and one will be a U.S. banking institution which will serve as the Delaware trustee. The other three trustees will serve as administrative trustees (who are employees or officers of or affiliated with Midwest) to conduct the trust’s business and affairs. As holder of the common securities we (except in some circumstances) have the power to:

•	appoint the trustees;

•	replace or remove the trustees; and

•	increase or decrease the number of trustees.

This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our assistance. Similarly, if we are dissatisfied with a trustee we can remove the trustee even if you are satisfied with the trustee.

The property trustee will act as sole trustee under the trust agreement for purposes of compliance with the Trust Indenture Act and as trustee under the guarantees and junior subordinated debentures. See “Description of the Guarantees” and “Description of Junior Subordinated Debt Securities.”

The capital securities will be fully and unconditionally guaranteed by us as described under “Description of the Guarantee.”

The principal executive office of the trust is c/o Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of the junior subordinated debt securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the junior subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

The junior subordinated debt securities will be issued under an indenture, between us and an unaffiliated bank as trustee. The indenture will be qualified under the Trust Indenture Act. The junior subordinated indenture will be filed as an exhibit to the registration statement relating to this prospectus. Each series of junior subordinated debt securities will be governed by the junior subordinated indenture and a series supplement thereto.

This section summarizes the material terms and provisions of the junior subordinated indenture and the junior subordinated debt securities. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated indenture and the junior subordinated debt securities. If you would like additional information, you should read the form of junior subordinated indenture and the form of junior subordinated debt securities to be filed with the SEC.

General

We can issue the junior subordinated debt securities in one or more series. A series of junior subordinated debt securities initially will be issued to the trust in connection with a capital securities offering.

Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debt securities, the junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, will be unsecured and will be subordinate and junior in priority of payment to all of our Senior Debt as described below under “Subordination.”

The indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit our issuance of any other secured or unsecured Debt. Because we are a holding company, our rights and the rights of our creditors, including the holder of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

We can issue the junior subordinated debt securities under a supplemental indenture, an officers’ certificate or a resolution of our board of directors.

The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

•	the title;

•	any limit on the aggregate principal amount that may be issued;

•	the date(s) on which the principal is payable or the method of determining that date;

•	the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

•	the place(s) where payments shall be payable and where the junior subordinated debt securities can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

•	any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the junior subordinated debt securities can be redeemed, in whole or in part, at our option or at the option of a holder of the junior subordinated debt securities;

•	our or any holder’s obligation or right, if any, to redeem, purchase or repay the junior subordinated debt securities and other related terms and provisions;

•	the minimum denominations in which any junior subordinated debt securities will be issued;

•	if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the junior subordinated debt securities will be payable or denominated;

•	any provisions that restrict us, directly or indirectly, from redeeming or purchasing any of our outstanding securities, making any payments of principal, interest or dividends thereon, or making any payments pursuant to any guarantee of any securities issued by a subsidiary;

•	any additions, modifications or deletions in the events of default or covenants specified in the indenture;

•	the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

•	any additions or changes to the indenture as will be necessary to facilitate the issuance of a series of junior subordinated debt securities in bearer form, registrable or not registrable for the principal, and with or without interest coupons;

•	the index or indices used to determine the amount of payments of interest, principal, and premium (if any), on any junior subordinated debt securities and how these amounts will be determined;

•	the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debt securities of the same series;

•	whether the junior subordinated debt securities will be issued in global form and, in that case, the terms and the depositary for these global securities;

•	the paying agent;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	the form of trust agreement and guarantee agreement;

•	the relative degree, if any, to which the junior subordinated debt securities shall be senior or subordinated to other junior subordinated debt securities or any of our other indebtedness in right of payment; and

•	any other terms of the junior subordinated debt securities consistent with the provisions of the indenture.

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the restrictions, elections, material U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debt securities if the purchase price, principal, premium, or interest of any of the junior subordinated debt securities is payable or denominated in one or more foreign currencies or currency units.

If any index is used to determine the amount of payments of interest on any series of junior subordinated debt securities, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Dates

To the extent specified in the applicable prospectus supplement and if the junior subordinated debt securities are not in default, we shall have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for up to five consecutive years or such longer period as specified in the applicable prospectus supplement (an “extension period”, which we also sometimes refer to as a “deferral period”). No deferral period will extend past the maturity date of the junior subordinated debt securities.

During any such extension period, we will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	repurchases of shares of Midwest common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Midwest’s capital stock for any other class or series of our capital stock;

•	the purchase of fractional interests in shares of Midwest’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	purchase of Midwest’s capital stock in connection with the distribution thereof;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Except as described in any prospectus supplement, we will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by Midwest that rank equally with or junior to the junior subordinated debt securities.

The foregoing, however, will not apply to any stock dividends paid by Midwest where the dividend stock is the same stock as that on which the dividend is being paid. Midwest may pay current interest at any time with cash from any source.

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit extension periods will be described in the applicable prospectus supplement.

Redemption

Except as otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Federal Reserve Board, if then required under applicable capital guidelines or policies, redeem the junior subordinated debt securities of any series:

•	in whole at any time or in part from time to time; or

•	upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event in whole (but not in part) at any time within 90 days of the occurrence of the Tax Event, the Investment Company Event or Regulatory Capital Event.

If the junior subordinated debt securities of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.

Junior subordinated debt securities shall be redeemable in the denominations specified in the prospectus supplement. Unless the prospectus supplement indicates otherwise, junior subordinated debt securities will be redeemed at the redemption price.

A Tax Event means that either we or a trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

•	interpretation or application of the laws enumerated in the preceding bullet point or regulations, by any court, governmental agency or regulatory authority;

there is more than an insubstantial risk that:

•	a trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debt securities;

•	interest payable by us to the trusts on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

•	a trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

An Investment Company Event means the receipt by us and a trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•	change (including any announced prospective change) in law or regulation; or

•	change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.

A Regulatory Capital Event means the reasonable determination by us that, as a result of any:

•	amendment to, or change (including any prospective change) in, laws or any applicable regulation of the United States and any political subdivision; or

•	as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board, in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debt securities, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions called for redemption.

Restrictions on Some Payments

Each prospectus supplement will describe any restrictions imposed by the junior subordinated debentures or the capital securities on payments by us or our subsidiaries, including dividends and distributions on, or redemptions and acquisitions of, our securities.

However, at any time, including during an extension period, we will be permitted to:

•	pay dividends or distributions in additional shares of capital stock;

•	make payments under the guarantee of the series of the capital securities and the common securities;

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights; and

•	purchase common stock for issuance pursuant to any employee benefit plans.

Modification of Indenture

We may and the trustee may change the indenture without your consent for specified purposes, including:

•	to evidence the succession of another person to Midwest;

•	to convey, transfer, assign, mortgage or pledge any property to or with the debenture trustee or surrender any right or power conferred upon us in the junior subordinated indenture;

•	to add to the covenants of Midwest for the benefit of other holders of all or any series of securities;

•	to add any additional events of default for the benefit of other holders of all or any series of securities;

•	to change or eliminate any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the interest of a holder of any related capital securities so long as they remain outstanding; and

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act.

In addition, under the indenture, we and the trustee may modify the indenture to affect the rights of the holders of the series of the junior subordinated debt securities, with the consent of the holders of a majority in principal amount of the outstanding series of junior subordinated debt securities that are affected. However, neither we nor the trustee may take the following actions without the consent of each holder of the outstanding junior subordinated debt securities affected:

•	change the maturity date of any series of junior subordinated debt securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount, rate of interest, or extend the time of payment of interest;

•	reduce the percentage in principal amount of junior subordinated debt securities of any series necessary to modify the indenture;

•	modify some provisions of the indenture relating to modification or waiver, except to increase the required percentage; or

•	modify the provisions of the indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders.

In the case of corresponding junior subordinated debt securities, as long as any of the related capital securities are outstanding, no modification will be made that adversely affects the holders of these capital securities in any material respect. Also the indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation preference of the related capital securities unless and until the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest have been paid in full and some other conditions are satisfied.

In addition, we and the trustee may execute any supplemental indenture to create any new series of junior subordinated debt securities without the consent of any holders.

Events of Default

Unless otherwise specified in the prospectus supplement, the following are events of default as to any particular series of junior subordinated debt securities under the indenture:

•	default in the payment of the principal of or premium, if any, on any junior subordinated debt securities;

•	the default in the payment of interest on a junior subordinated debt security of that series in full for a period of 30 days after the conclusion of a period consisting of up to five consecutive years, or such longer period as specified in the applicable prospectus supplement, commencing with the earliest quarter for which interest (including deferred payments) has not been paid in full;

•	the trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities of that series to holders of the capital securities, (ii) the redemption of all of the related outstanding capital securities or (iii) certain mergers, consolidations or amalgamations;

•	certain events in bankruptcy, insolvency or reorganization regarding us or our principal banking subsidiary; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default (other than certain events of bankruptcy) under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debt securities of that series to be due and payable immediately. Similarly, in the case of corresponding junior subordinated debt securities, if the trustee or holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the related capital securities will have that right.

If an event of default consisting of certain events of bankruptcy occurs under the indenture of any series, the principal amount of all the outstanding junior subordinated debt securities of that series will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in aggregate Liquidation Amount of the related capital securities will have that right.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of any affected series may, on behalf of holders of all of the junior subordinated debt securities, waive any past default, except:

•	a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee); or

•	a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding junior subordinated debt securities.

In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in liquidation preference of the related capital securities will have that right.

We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the junior subordinated indenture.

If an event of default occurs and is continuing on a series of corresponding junior subordinated debt securities, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debt securities, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these corresponding junior subordinated debt securities.

Enforcement of Some Rights by Holders of Capital Securities

If an event of default under the indenture has occurred and is continuing, and this event can be attributable to our failure to pay interest or principal on the related junior subordinated debt securities when due, you may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those subordinated debt securities having a principal amount equal to the Liquidation Amount of your related capital securities. We cannot amend the indenture to remove the right to bring a direct action, without the written consent of holders of all capital securities. If the right to bring a direct action is removed, the applicable trust may become subject to reporting obligations under the Securities Exchange Act of 1934.

You would not be able to exercise directly any remedy other than those stated in the preceding paragraph which are available to the holders of the junior subordinated debt securities unless there has been an event of default under the trust agreement. See “Description of Capital Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

We cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the successor is organized under the laws of the United States or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

•	immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

•	this transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee; and

•	other conditions prescribed in the indenture are met.

The general provisions of the indenture do not afford protection to the holders of the junior subordinated debt securities in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.

Satisfaction and Discharge

The indenture provides that when all junior subordinated debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable within one year, and

•	we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities;

•	we deliver to the trustee officers’ certificates and opinions of counsel; and

•	we comply with some other requirements under the indenture,

then the indenture will cease to be of further effect and we will be considered to have satisfied and discharged the indenture.

Conversion or Exchange

If indicated in the prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into other securities, including shares of our common or preferred stock. The prospectus supplement will describe the specific terms on which holders of the junior subordinated debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted.

Subordination

The indenture will provide that any junior subordinated debt securities will be subordinate and junior in right of payment to all Senior Debt, as described in any prospectus supplement.

Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior Debt will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the property trustee, on behalf of the holders, will be entitled to receive any payment or distribution.

In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the Senior Debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities.

No payment, by or on our behalf, of principal, premium, if any, or interest, on the junior subordinated debt securities shall be made if at the time of the payment, there exists:

•	a default in any payment on any Senior Debt, or any other default under which the maturity of any Senior Debt has been accelerated; and

•	any judicial proceeding relating to the defaults which shall be pending.

We are a bank holding company separate and distinct from our banking and nonbanking subsidiaries. Almost all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses. Our principal sources of income are dividends, interest and fees from our banking and nonbanking subsidiaries. Our principal bank subsidiary is Midwest Bank and Trust Company. In addition, payment of dividends by our subsidiaries to us are subject to ongoing review by banking regulators and to various statutory limitations and in some circumstances may require prior approval by banking regulatory authorities.

Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of our subsidiary is subject to the prior claims of creditors of the subsidiary, unless we can be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including depositors of our depository institution subsidiaries, and holders of junior subordinated debt securities should look only to Midwest’s assets for payments on the junior subordinated debt securities.

The Bank is subject to restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and our other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by the Bank are generally limited in amount for us and each of our other affiliates to 10% of the Bank’s capital and surplus, and as to us and all of our other affiliates to an aggregate of 20% of the Bank’s capital and surplus.

The indenture will place no limitation on the amount of Senior Debt, or other debt, that we may incur. We expect to incur from time to time additional indebtedness, including Senior Debt.

The indenture will provide that these subordination provisions, as they relate to any particular issue of junior subordinated debt securities, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.

Denominations, Registration and Transfer

Unless the prospectus supplement specifies otherwise, we will issue the junior subordinated debt securities in registered form only, without coupons and in the denominations specified in the prospectus supplement. Holders can exchange junior subordinated debt securities of any series for other junior subordinated debt securities:

•	of the same issue and series;

•	in any authorized denominations;

•	in a like principal amount;

•	of the same date of issuance and maturity; and

•	bearing the same interest rate.

Subject to the terms of the indenture and the limitations applicable to global securities as may be stated in the prospectus supplement, junior subordinated debt securities will be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.

Unless otherwise provided in the prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the junior subordinated debt securities. Any transfer agent (in addition to the security registrar) initially designated by us for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities of each series.

If the junior subordinated debt securities of any series are to be redeemed, neither the trustee nor us will be required to:

•	issue, register the transfer of, or exchange any junior subordinated debt securities of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debt securities that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

•	transfer or exchange any junior subordinated debt securities selected for redemption, except, the unredeemed portion of any junior subordinated debt securities being redeemed in part.

Global Junior Subordinated Debt Securities

We may issue, in whole or in part, the junior subordinated debt securities of a series in the form of one or more global junior subordinated debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. The specific terms of the depositary arrangements for a series of junior subordinated debt securities will be described in the prospectus supplement. See “Book-Entry Issuance.”

Payment and Paying Agents

Payment of principal of and any premium and interest on junior subordinated debt securities will be made at the office of the trustee as specified in the prospectus supplement or at the office of the paying agent(s) designated by us, from time to time, in the prospectus supplement. However, we may make interest payments by:

•	check mailed to the address of the person entitled to it at the address appearing in the securities register (except in the case of global junior subordinated debt securities); or

•	transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.

Unless otherwise indicated in the prospectus supplement, payment of the interest on junior subordinated debt securities on any interest payment date will be made to the person in whose name the junior subordinated debt securities are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.

We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debt securities.

Any money deposited with the trustee or any paying agent, or held by us in trust for the payment of the principal of and any premium or interest on any junior subordinated debt securities that remains unclaimed for two years after the principal, any premium or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debt securities can then only look to us for payment.

Information About the Trustee

The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debt securities, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF CAPITAL SECURITIES

General

This section describes the general terms and provisions of the capital securities that are offered by this prospectus. A prospectus supplement will describe the specific terms of the series of the capital securities offered under the prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.

The capital securities will be issued under the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The forms of trust agreement and capital securities have been filed as an exhibit to the registration statement.

The capital securities will have the terms described in the trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debt securities held by the trust.

This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. If you would like additional information you should read the form of trust agreement and the form of capital securities.

The trust agreement authorizes the trust to issue on behalf of the trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by the trust to purchase a series of junior subordinated debt securities from us. The junior subordinated debt securities will be held in trust by the property trustee for your benefit and the benefit of the holder of the common securities.

Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. See “Description of the Guarantees.”

The assets of the trust available for distribution to you will be limited to payments received from us under the junior subordinated debt securities. If we fail to make a payment on the junior subordinated debt securities, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.

Each guarantee, when taken together with our obligations under the junior subordinated debt securities and the indenture, the trust agreement and the expense agreement, will provide a full and unconditional guarantee of amounts due on the capital securities issued by each trust.

The trust will redeem an amount of capital securities equal to the amount of the junior subordinated debt securities redeemed.

Specific terms relating to the capital securities will be described in the prospectus supplement, including:

•	the name of the capital securities;

•	the dollar amount and number of capital securities issued;

•	the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•	the date from which distributions shall be cumulative;

•	the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

•	the terms and conditions of any right to convert or exchange the capital securities into or for common or preferred stock or other securities of ours, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	the terms and conditions, if any, under which the junior subordinated debt securities are distributed to you by the trusts;

•	any securities exchange on which the capital securities are listed;

•	whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.

The prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.

Corresponding Junior Subordinated Debt Securities

The junior subordinated debt securities are issued in one or more series of junior subordinated debt securities under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of the trust’s capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of junior subordinated debt securities. Each series of junior subordinated debt securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debt securities. As a holder of the related capital securities for a series of corresponding junior subordinated debt securities, you will have rights in connection with modifications to the indenture or at the occurrence of events of default under the indenture described under “Description of Junior Subordinated Debt Securities — Modification of Indenture” and “Description of Junior Subordinated Debt Securities — Events of Default,” unless provided otherwise in the prospectus supplement for these related capital securities.

Unless otherwise specified in the prospectus supplement, if a Tax Event relating to a trust of related capital securities occurs and is continuing, we have the option, and subject to prior approval by the Federal Reserve Board (if required at the time under applicable capital guidelines or policies), to redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Tax Event, in whole but not in part, at the redemption price. As long as the trust is the holder of all outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the capital securities and common securities in accordance with their terms. We may not redeem the junior subordinated debt securities in part, unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the applicable series.

We will covenant in the indenture that if and as long as:

•	the trust of the related series of capital securities and common securities is the holder of all the junior subordinated debt securities;

•	a Tax Event related to the trust has occurred and is continuing; and

•	we have elected, and have not revoked our election to pay Additional Sums for the capital securities and common securities,

we will pay to the trust the Additional Sums.

We will also covenant in the indenture, as to the junior subordinated debt securities:

•	to maintain directly or indirectly 100% ownership of the common securities of the trust to which the junior subordinated debt securities have been issued, provided that some successors which are permitted under the indenture, may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind-up or liquidate any trust, except:

•	with prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies of the Federal Reserve Board; or

•	in connection with a distribution of the junior subordinated debt securities to the holders of the capital securities in liquidation of a trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

To the extent specified in the prospectus supplement and if the junior subordinated debt securities are not in default, we shall have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for up to five consecutive years or such longer period as specified in the applicable prospectus supplement (an “extension period”, which we also sometimes refer to as a “deferral period”). No deferral period will extend past the maturity date of the junior subordinated debt securities.

During any such extension period, we will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	repurchases of shares of Midwest common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Midwest’s capital stock for any other class or series of our capital stock;

•	the purchase of fractional interests in shares of Midwest’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	purchase of Midwest’s capital stock in connection with the distribution thereof;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Except as described in any prospectus supplement, we will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by Midwest that rank equally with or junior to the junior subordinated debt securities.

The foregoing, however, will not apply to any stock dividends paid by Midwest where the dividend stock is the same stock as that on which the dividend is being paid. Midwest may pay current interest at any time with cash from any source.

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit extension periods will be described in the applicable prospectus supplement.

Redemption, Exchange or Conversion

Mandatory Redemption.  If the junior subordinated debt securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem a Like Amount of the capital securities and common securities. The property trustee will give you at least 30 days’ notice, but not more than 60 days’ notice, before the date of redemption. The capital securities and (unless there is a default under the junior subordinated debt securities) the common securities will be redeemed at the redemption price at the concurrent redemption of the corresponding junior subordinated debt securities. See “Description of Junior Subordinated Debt Securities — Redemption.”

If less than all of any series of the junior subordinated debt securities are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related capital securities and the common securities.

We may redeem any series of corresponding junior subordinated debt securities:

•	on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part, from time to time;

•	at any time, in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment; or

•	as is otherwise specified in the applicable prospectus supplement.

Tax Event, Investment Company Event Redemption or Regulatory Capital Event.   If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debt securities in whole, but not in part. This will cause a mandatory redemption of all of the related capital securities and common securities at the redemption price within 90 days following the occurrence of the Tax Event, Investment Company Event or Regulatory Capital Event.

If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debt securities or to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of the capital securities and common securities as described above, those capital securities and common securities will remain outstanding and Additional Sums may be payable on the corresponding junior subordinated debt securities.

“Like Amount” means:

•	for a redemption of any series of capital securities and common securities, capital securities and common securities of the series having a Liquidation Amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed. The Like Amount will be allocated to the common securities and to the capital securities based upon their relative Liquidation Amounts. The proceeds will be used to pay the redemption price of the capital securities and common securities; and

•	for a distribution of corresponding junior subordinated debt securities to holders of any series of capital securities and common securities, corresponding junior subordinated debt securities having a principal amount equal to the Liquidation Amount of the related capital securities and common securities.

“Liquidation Amount” means:

•	unless otherwise provided in the applicable prospectus supplement, $25 per capital security and common security.

Distribution of Corresponding Junior Subordinated Debt Securities.  We may at any time dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities relating to the capital securities and common securities issued by the trust to be distributed to you and the holders of the common securities in liquidation of the trust.

Once the liquidation date is fixed for any distribution of corresponding junior subordinated debt securities for any series of capital securities:

•	the series of capital securities will no longer be deemed to be outstanding;

•	The DTC, or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution; and

•	certificates representing the series of capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debt securities. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of capital securities until the certificates are presented to the administrative trustees of the applicable trust or their agent for transfer or reissuance.

We cannot assure you of the market prices for the capital securities or the corresponding junior subordinated debt securities. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of the trust, may trade at a discount of the price that you paid for the capital securities.

Conversion or Exchange.  The prospectus supplement will describe the following terms of the capital securities: the terms on which the holders of the capital securities may convert or exchange these securities into or for common or preferred stock or other securities of ours, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted.

Redemption Procedures

Capital securities redeemed on a date of redemption shall be:

•	redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities; and

•	payable on each date of redemption only to the extent that the related trust has funds on hand available for the payment of the redemption price.

If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See “Book-Entry Issuance.” If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the capital securities.

Distributions payable on or before the date of redemption for any capital securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.

If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the capital securities will cease to be outstanding.

If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

If payment of the redemption price of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then distributions on the capital securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, federal securities law), our subsidiaries or us may at any time and from time to time purchase outstanding capital securities by tender offer, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debt securities to holders of capital securities shall be payable to the holders on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption or liquidation date as applicable. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be at least 15 days before the date of redemption or liquidation date.

If less than all of the capital securities and common securities issued by the trust are to be redeemed on a redemption date, then the aggregate Liquidation Amount of the capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative Liquidation Amounts of such classes. The property trustee will select the capital securities to be redeemed on a pro rata basis not more than 60 days before the date of redemption, by a method deemed fair and appropriate by it. The property trustee will promptly notify the registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the Liquidation Amount to be redeemed.

You will receive notice of any redemption at least 30 days but not more than 60 days before the date of redemption at your registered address. Unless we default in the payment of the redemption price on the corresponding junior subordinated debt securities, on and after the date of redemption, interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities (and distributions will cease to accrue on the related capital securities or portions of the capital securities) called for redemption.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the trust’s capital securities and common securities, will be made pro rata based on the Liquidation Amount of the capital securities and common securities. However, if an event of default under the indenture shall have occurred and is continuing, no payment may be made on any of the trust’s common securities, unless all unpaid amounts on each of the trust’s outstanding capital securities shall have been made or provided for in full.

If an event of default under the indenture has occurred and is continuing, we, as holder of the trust’s common securities, will be deemed to have waived any right to act on the event of default under the applicable trust agreement until the effect of all events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable trust agreement relating to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust’s common securities, and only you and the other holders of capital securities will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution

The trust agreement states that the trust shall be automatically dissolved upon the expiration of the term of the trust and shall also be dissolved upon the first to occur of:

•	our bankruptcy, dissolution or liquidation;

•	our decision to dissolve the trust and to cause the distribution of a Like Amount of the junior subordinated debt securities directly to the holders of the capital securities and common securities. For this distribution, we must, if required, receive the prior approval of the Federal Reserve Board and an opinion of independent counsel that the distribution of the junior debt securities will not be taxable to the holders;

•	the redemption of all of the capital securities and common securities of a trust; and

•	a court order for the dissolution of a trust is entered.

If dissolution of the trust occurs as described in the first, second and fourth bullets above, the trustee shall liquidate the trust as quickly as possible. After paying all amounts owed to creditors, the trustee will distribute to the holders of the capital securities and the common securities either:

•	a Like Amount of junior subordinated debt securities; or

•	if the distribution of the junior subordinated debt securities is determined by the property trustee not to be practical, cash assets equal to the aggregate Liquidation Amount per capital security and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions from that date to the date of payment.

If the trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.

Trust Enforcement Event

An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event”. For more information on events of default under the indenture, see “Description of the Junior Subordinated Debt Securities — Events of Default”. Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the indenture to declare the principal amount of the junior subordinated debt securities due and payable. The amended and restated trust agreement may provide for other events of default as may be specified in the agreement.

If the property trustee fails to enforce its rights under the junior subordinated debt securities, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the junior subordinated debt securities and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debt securities when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the total Liquidation Amount of that holder’s capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

Removal of Trustees

Unless an event of default under a trust agreement has occurred and is continuing, we can remove and replace the trustee at any time. If an event of default under a trust agreement has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of at least a majority in Liquidation Amount of the outstanding capital securities. We are the only one that has the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under a trust agreement has occurred and is continuing, we, as the holder of the common securities, and the administrative trustees shall have the power:

•	to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as a separate trustee of any trust property, in either case with the powers as provided in the instrument of appointment; and

•	to vest in the person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.

If an event of default under a trust agreement has occurred and is continuing, only the property trustee may appoint a co-trustee or separate property trustee.

Merger or Consolidation of Trustees

If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under the trust agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (a merger event), except as described below or as described in “Liquidation Distribution Upon Dissolution” above. The trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to the capital securities; or

•	substitutes for the capital securities other securities with terms substantially similar to the capital securities (successor securities) so long as the successor securities have the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debt securities;

•	the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed on;

•	the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

•	the successor entity has a purpose substantially similar to that of the trust; and

•	before the merger event, we have received an opinion of counsel stating that:

•	the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way;

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	we own all of the common securities of the successor entity and guarantee the successor entity’s obligations under the successor securities in the same manner provided by the related guarantee.

The trust and any successor entity must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.

Voting Rights; Amendment of the Trust Agreement

You have no voting rights except as discussed under “Description of the Capital Securities — Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “Description of the Guarantee —

Amendments and Assignment,” and as otherwise required by law and the trust agreement. The property trustee, the administrative trustees and us may amend the trust agreement without your consent:

•	to fix any ambiguity or inconsistency; or

•	to modify, eliminate or add provisions to the trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes.

The administrative trustees and us may amend the trust agreement for any other reason as long as the holders of at least a majority in aggregate Liquidation Amount of the capital securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the trust status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:

•	change the amount and/or timing or otherwise adversely affect the method of payment of any distribution or Liquidation Amount on the capital securities or common securities;

•	restrict your right or the right of the common security holder to institute suit for enforcement of any distribution or Liquidation Amount on the capital securities or common securities.

The changes described in the two bullet points above require the approval of each holder of the capital securities affected.

So long as the corresponding junior subordinated debt securities of the trust are held by the property trustee of the trust, the trustees shall not, without obtaining the prior approval of the holders of at least a majority in the aggregate Liquidation Amount of all outstanding related capital securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding junior subordinated debt securities;

•	waive any past default as provided in the indenture;

•	cancel an acceleration of the principal of the corresponding junior subordinated debt securities; or

•	agree to any change in the indenture or the corresponding junior subordinated debt securities.

However, if the indenture requires the consent of each holder of corresponding junior subordinated debt securities that are affected, then the property trustee must get approval of all holders of capital securities.

The trustees cannot change anything previously approved by you without your approval to make the change. The property trustee shall notify you of any notice of default relating to the corresponding junior subordinated debt securities.

In addition, before taking any of the actions described above, the trustees must obtain an opinion of counsel experienced in these matters, stating that the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

As described in each trust agreement, the property trustee may hold a meeting so that you may vote on a change or request that you approve the change by written consent.

Your vote or consent is not required for the trust to redeem and cancel its capital securities under the trust agreement.

If your vote is taken or a consent is obtained, any capital securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Capital Securities

The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.

The specific terms of the depositary arrangements for a series of capital securities will be described in the prospectus supplement. See “Book-Entry Issuance.”

Payment and Paying Agents

Payments regarding the capital securities shall be made to a depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trusts’ capital securities are not held by a depositary, the payments shall be made by check mailed to the address of the holder entitled to it at the address listed in the register.

Unless otherwise specified in the prospectus supplement, the paying agent shall initially be the property trustee. The paying agent shall be permitted to resign as paying agent with 30 days’ written notice to the property trustee and to us. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.

Information About the Property Trustee

The property trustee will perform only those duties that are specifically stated in the trust agreement. If an event of default arises or certain defaults occur and continue under a trust agreement, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by the trust agreement at your request unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

If no event of default under the trust agreement has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provisions of the trust agreement, and the matter is not one on which you are entitled to vote, then the property trustee shall:

•	take some action as directed by us; and

•	if not so directed, take whatever action the property trustee deems advisable and in your best interests, and in the best interests of the holders of the capital securities and common securities of the applicable trust and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in the manner that:

•	the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes;

•	the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

In this connection, the administrative trustees and we are authorized to take any action, consistent with applicable law or the certificate of trust of the trust or the trust agreement, that we each determine in our discretion to be necessary or desirable for these purposes.

You have no preemptive or similar rights. The trust may not borrow money, issue Debt or mortgages, or pledge any of its assets.

DESCRIPTION OF THE GUARANTEES

General

We will execute a guarantee, for your benefit at the same time that the trust issues the capital securities. An unaffiliated bank will act as the guarantee trustee for the benefit of holders of the capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee will be included in the exhibits to the registration statement.

This section summarizes the material terms and provisions of the guarantee. Because this is only a summary, it does not contain all of the details found in the full text of the guarantee. If you would like additional information you should read the form of guarantee agreement.

We will irrevocably guarantee payment in full of amounts due under the capital securities on a junior subordinated basis and to the extent the issuer capital trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the capital trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the issuer amounts due under the junior subordinated debt securities.

The following payments, to the extent not paid by the trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•	the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•	in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

•	the aggregate of the Liquidation Amount specified in the applicable prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to you.

We can satisfy our obligation to make a guarantee payment by direct payment to you of the required amounts or by causing the trust to pay those amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the trust’s obligations under the capital securities, but will apply only to the extent that the trust has funds sufficient to make the payments, and is not a guarantee of collection.

No single document executed by us that is related to the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the applicable guarantee, the trust agreement, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under its capital securities.

As issuer of the junior subordinated debt securities, we are also obligated to pay the expenses and other obligations of the issuer, other than its obligations to make payments on the capital securities.

Status of Guarantees

The guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior Debt to the same extent as each of the related junior subordinated debt securities. The guarantee will constitute a guarantee of payment and not of collection (in other words you may sue us, or seek other remedies, to enforce your rights under the guarantee without first suing any other person or entity). The guarantee will be held for your benefit and will not be discharged except by payment of the payments in full to the extent not previously paid by the trust or upon distribution to you of the corresponding series of junior subordinated debt securities. The guarantee does not place a limitation on the amount of additional indebtedness that we may incur. We expect to incur from time to time additional indebtedness, including indebtedness constituting Senior Debt.

Amendments and Assignment

Except regarding any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding capital securities. A description of the manner in which approval may be obtained is described under “Description of the Capital Securities — Voting Rights; Amendment of the Trust Agreement.” All guarantees and agreements contained in the guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related capital securities then outstanding.

Events of Default

An event of default under the guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. The holders of at least a majority in aggregate Liquidation Amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.

You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information About the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of Capital Securities Guarantees

The guarantee will terminate once the related capital securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to you. Each guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the capital securities or the guarantee.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR
SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payments that are received from payments by us on our junior subordinated debt securities) will be irrevocably guaranteed by us to the extent described under “Description of the Guarantee.” No single document executed by us in connection with the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the guarantee, the trust agreement, the junior subordinated debt securities and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related series of capital securities.

If we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, your remedy is to sue us or seek other remedies, to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee.

Sufficiency of Payments

As long as we make payments of interest and other payments when due on the junior subordinated debt securities, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:

•	the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate Liquidation Amount of the related capital securities and common securities;

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

•	we shall pay for any and all costs, expenses and liabilities of operating a trust except the trust’s obligations to holders of its capital securities under the capital securities; and

•	the trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Capital Securities

You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any of our Senior Debt would not constitute a default or event of default under the trust agreement. However, in the event of payment defaults under, or acceleration of, any of our Senior Debt, the subordination provisions of the indenture provide that no payments will be made regarding the corresponding junior subordinated debt securities until the Senior Debt has been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the trust agreement.

Limited Purpose of the Trust

The trust’s capital securities evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of distributions.

Rights Upon Dissolution

In the event of any voluntary or involuntary dissolution of the trust involving a liquidation of the corresponding junior subordinated debt securities held by the trust, you will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See “Description of the Capital Securities — Liquidation Distribution Upon Dissolution.” In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our common stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust (other than the trust’s obligations to you), your position and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY ISSUANCE

General

The Depository Trust Company, DTC, will act as securities depository for all of the capital securities and the junior subordinated debt securities, unless otherwise stated in the prospectus supplement. We will issue the capital securities and junior subordinated debt securities only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the capital securities of the trust and junior subordinated debt securities representing in the aggregate, the total number of the trust’s capital securities or aggregate principal balance of junior subordinated debt securities, respectively.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve Board System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation, DTCC. DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of capital securities or junior subordinated debt securities within the DTC system must be made by or through direct participants, who will receive a credit for the capital securities or junior subordinated debt securities on DTC’s records. The ownership interest of each actual purchaser of each capital security and each junior subordinated debt securities is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased capital securities or junior subordinated debt securities. Transfers of ownership interests in the capital securities or junior subordinated debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in capital securities or junior subordinated debt securities, unless the book-entry system for the capital securities of the trust or junior subordinated debt securities is discontinued.

DTC has no knowledge of the actual beneficial owners of the capital securities or junior subordinated debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the capital securities or junior subordinated debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the capital securities or junior subordinated debt securities. If less than all of a trust’s capital securities or the junior subordinated debt securities are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Although voting on the capital securities or the junior subordinated debt securities is limited to the holders of record of the capital securities or junior subordinated debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on capital securities or junior subordinated debt securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the capital securities or junior subordinated debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Distribution of Funds

The relevant trustee will make distribution payments on the capital securities or on the junior subordinated debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us will be responsible for the payment.

The relevant trustee is responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the Beneficial Owners.

Successor Depositories and Termination of Book-Entry System

DTC may discontinue providing its services as securities depositary on any of the capital securities or the junior subordinated debt securities at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final capital securities or junior subordinated debt securities certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference of capital securities or aggregate principal amount of junior subordinated debt securities may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the capital securities or junior subordinated debt securities will be printed and delivered.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Direct Sales

We may also sell shares directly to one or more purchasers without using underwriters or agents.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Marking

Any underwriters who are qualified market markers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Global Market. Any shares of common stock hereunder will be listed in the Nasdaq Global Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement on delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to the conditions included in the applicable prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of such contracts.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarking firm will be identified and terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

GLOSSARY

Below are abbreviated definitions of capitalized terms used in this prospectus and in a prospectus supplement. The prospectus supplement may contain a more complete definition of some of the terms defined here and reference should be made to the prospectus supplement for a more complete definition of these terms.

“Additional Sums” refers to the additional amounts required to be paid so that the amount of distributions due and payable by the trust on outstanding capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.

“Debt” means, for any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

•	every obligation of the person for money borrowed;

•	every obligation of the person evidenced by bonds, debt securities, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of the person regarding letters of credit, bankers’ acceptances or similar facilities issued for the account of the person;

•	every obligation of the person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of the person;

•	all indebtedness of the person whether incurred on, before, or after the date of the indenture, for claims relating to derivative products, including interest rate, foreign exchange rate and commodity-forward contracts, options and swaps and similar arrangements; and

•	every obligation of the type referred to in the first through the sixth bullet points above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Depository” refers to a bank or trust company selected by us, having its principal office in the United States and a combined capital and surplus of at least $50 million and where we will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and that bank or trust company.

“Guarantee Payments” refers to the following payments, to the extent not paid by the trust, which will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•	in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

•	the aggregate of the Liquidation Amount specified in the prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to you.

“Omnibus Proxy” refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date.

“Senior Debt” means the principal of, premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in the proceeding) on, our Debt whether incurred on, before or subsequent to the date of the indenture, unless, in the instrument creating or evidencing the Debt or under which the Debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities.

“Tier 1 Capital” refers to the sum of core capital elements, less goodwill, other intangible assets, interest-only strip receivables, deferred tax assets, nonfinancial equity investments and certain other items. The core capital elements include: common stockholders’ equity, qualifying noncumulative perpetual preferred stock (including related surplus), Class A minority interest and restricted core capital elements. The restricted core capital elements may not exceed 25% of the sum of all core capital elements and include qualifying cumulative perpetual preferred stock (including related surplus), Class B minority interest, Class C minority interest and qualifying capital securities.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Hinshaw & Culbertson LLP, Chicago, Illinois, our counsel, and for the underwriters, by their counsel, and special Delaware counsel for the trust, will pass on some legal matters for the trust. Hinshaw & Culbertson LLP, Chicago, Illinois will rely on the opinion of special Delaware counsel as to matters of Delaware law regarding the trusts.

EXPERTS

The consolidated financial statements for the years ended December 31, 2006 and 2005, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated in this prospectus by reference from Midwest’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2004, incorporated in this prospectus by reference from Midwest’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the fees and expenses (all but the SEC fees are estimates) in connection with this offering.

Registration Statement filing fees		$4,605
Listing Fees and Expenses		*
Printing and engraving expenses		*
Blue sky fees and expenses		*
Attorneys fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$

*	To be filed by amendment or in a current report on Form 8-K

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Midwest’s Amended and Restated Certificate of Incorporation (the “Certificate”) and its Amended and Restated Bylaws (the “Bylaws”) provide for indemnification of Midwest’s directors, officers, employees and other agents to the fullest extent not prohibited by Delaware law.

Midwest’s Certificate is consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), which generally permits a company to include a provision limiting the personal liability of a director in the company’s restated certificate of incorporation. With limitations, this provision eliminates the personal liability of Midwest’s directors to Midwest or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate director liability: (1) for breaches of the duty of loyalty to Midwest and its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the Delaware General Corporation Law (“Section 174”). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While this provision protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in this provision have no effect on claims arising under the federal securities laws.

Article VIII of Midwest’s bylaws provide that:

“The Corporation shall indemnify, to the full extent that it shall have the power under the DGCL to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words “liabilities” and “expenses” shall include, without limitations: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys’ fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section 145 of the DGCL, as amended.

“The indemnification and advancement of expenses provided by this By-law shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, statute, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

“The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this By-law or otherwise.

“For purposes of this By-law, reference to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-law with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

“The provisions of this By-law shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while this By-law and the relevant provisions of the DGCL, as amended, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this By-law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

“For purposes of this By-law, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.”

Midwest carries directors’ and officers’ liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Under agreements which may be entered into by us, certain of our controlling persons, directors and officers may be entitled to indemnification by underwriters and agents who participate in the distribution of securities covered by the registration statement against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.	EXHIBITS.

Exhibit
No.	Exhibit

1.1	Form of Underwriting Agreement of equity securities.**
1.2	Form of Underwriting Agreement for Debt securities.**
1.3	Form of Underwriting Agreement for capital securities.**
4.1	Certificate of Trust of Midwest Capital Trust VIII.*
4.2	Form of Amended and Restated Trust Agreement for Midwest Capital Trust VIII.**
4.3	Form of Capital Security for Midwest Capital Trust VIII.**
4.4	Form of Guarantee Agreement with respect to the Capital Securities of Midwest Capital Trust VIII.**
4.5	Form of Senior Debt Securities Indenture.**
4.6	Form of Subordinated Debt Securities Indenture.**
4.7	Form of Senior Debt Security (included in Exhibit 4.1).**
4.8	Form of Subordinated Debt Security (included in Exhibit 4.2).**
4.9	Form of Depositary Agreement.**
4.10	Form of Purchase Contract Agreement.**
4.11	Form of Pledge Agreement.**
4.12	Form of Purchase Contract Agreement.**
4.13	Form of Warrant Agreement.**
4.14	Form of Junior Subordinated Debt Indenture.**
5.1	Opinion of Hinshaw & Culbertson LLP.*
5.3	Opinion of Delaware counsel.**
5.4	Opinion of counsel as to certain federal income tax matters.**
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of PricewaterhouseCoopers.*
23.2	Consent of McGladrey & Pullen LLP.*
23.3	Consent of Hinshaw & Culbertson LLP (Included in Exhibit 5.1).*
24	Power of Attorney (Included in the Registration Statement under the heading “Signatures”).
25.1	Statement of Eligibility on Form T-1 of the trustee under the Indenture for the Debt Securities.**
25.2	Form T-1 Statement of Eligibility of the trustee under the Junior Subordinated Indenture.**
25.3	Form T-1 Statement of Eligibility of the trustee under the Certificate of Trust of Midwest Capital Trust VIII.**
25.4	Form T-1 Statement of Eligibility of the trustee under the Guarantee Agreement for the benefit of holders of the Capital Securities of Midwest Capital Trust VIII.**

*	Filed herewith.

**	To be filed under a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a final prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(g) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Midwest Banc Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Melrose Park, State of Illinois, on the 9th day of November, 2007.

MIDWEST BANC HOLDINGS, INC.

By:	/s/ James J. Giancola
James J. Giancola
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Giancola and Daniel R. Kadolph, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any related registration statement which may be filed under Rule 462(b) of the Securities Act of 1933) to this registration statement on Form S-3 and to file same, with all exhibits thereto and, other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ James J. Giancola James J. Giancola	President and Chief Executive Officer (Principal Executive Officer)	Date: November 9, 2007

/s/ Daniel R. Kadolph Daniel R. Kadolph	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Date: November 9, 2007

/s/ Jan R. Thiry Jan R. Thiry	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	Date: November 9, 2007

/s/ E.V. Silveri E.V. Silveri,	Chairman of the Board, Director	Date: November 9, 2007

/s/ Angelo A. DiPaolo Angelo A. DiPaolo,	Director	Date: November 9, 2007

Signature	Title

/s/ Barry I. Forrester Barry I. Forrester,	Director	Date: November 9, 2007

/s/ J. J. Fritz J. J. Fritz,	Director	Date: November 9, 2007

/s/ Dr. Robert Genetski Dr. Robert Genetski,	Director	Date: November 9, 2007

/s/ Gerald F. Hartley Gerald F. Hartley,	Director	Date: November 9, 2007

/s/ Homer J. Livingston, Jr. Homer J. Livingston, Jr.,	Director	Date: November 9, 2007

/s/ Dennis M. O’Hara Dennis M. O’Hara,	Director	Date: November 9, 2007

/s/ Joseph R. Rizza Joseph R. Rizza,	Director	Date: November 9, 2007

/s/ Thomas A. Rosenquist Thomas A. Rosenquist,	Director	Date: November 9, 2007

/s/ Monsignor Kenneth Velo Monsignor Kenneth Velo,	Director	Date: November 9, 2007

/s/ Leon Wolin Leon Wolin,	Director	Date: November 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Melrose Park, State of Illinois, on the 9th day of November, 2007.

MIDWEST CAPITAL TRUST VIII

By:	/s/ James J. Giancola
James J. Giancola, Trustee

By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph, Trustee

By:	/s/ Donald L. Wiest, II
Donald L. Wiest, II, Trustee

EXHIBIT INDEX

Exhibit
No.	Exhibit

1.1	Form of Underwriting Agreement of equity securities.**
1.2	Form of Underwriting Agreement for Debt securities.**
1.3	Form of Underwriting Agreement for capital securities.**
4.1	Certificate of Trust of Midwest Capital Trust VIII.*
4.2	Form of Amended and Restated Trust Agreement for Midwest Capital Trust VIII.**
4.3	Form of Capital Security for Midwest Capital Trust VIII.**
4.4	Form of Guarantee Agreement with respect to the Capital Securities of Midwest Capital Trust VIII.**
4.5	Form of Senior Debt Securities Indenture.**
4.6	Form of Subordinated Debt Securities Indenture.**
4.7	Form of Senior Debt Security (included in Exhibit 4.1).**
4.8	Form of Subordinated Debt Security (included in Exhibit 4.2).**
4.9	Form of Depositary Agreement.**
4.10	Form of Purchase Contract Agreement.**
4.11	Form of Pledge Agreement.**
4.12	Form of Purchase Contract Agreement.**
4.13	Form of Warrant Agreement.**
4.14	Form of Junior Subordinated Debt Indenture.**
5.1	Opinion of Hinshaw & Culbertson LLP.*
5.3	Opinion of Delaware counsel.**
5.4	Opinion of counsel as to certain federal income tax matters.**
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of PricewaterhouseCoopers.*
23.2	Consent of McGladrey & Pullen LLP.*
23.3	Consent of Hinshaw & Culbertson LLP (Included in Exhibit 5.1).*
24	Power of Attorney (Included in the Registration Statement under the heading “Signatures”).
25.1	Statement of Eligibility on Form T-1 of the trustee under the Indenture for the Debt Securities.**
25.2	Form T-1 Statement of Eligibility of the trustee under the Junior Subordinated Indenture.**
25.3	Form T-1 Statement of Eligibility of the trustee under the Certificate of Trust of Midwest Capital Trust VIII.**
25.4	Form T-1 Statement of Eligibility of the trustee under the Guarantee Agreement for the benefit of holders of the Capital Securities of Midwest Capital Trust VIII.**

*	Filed herewith.

**	To be filed under a Current Report on Form 8-K and incorporated herein by reference.